UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

CELEXUS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

8275 S. Eastern Ave. Suite 200 Las Vegas, NV	88123
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

HempWave, a wholly owned subsidiary of Celexus, has entered into long-term agreements to acquire two existing Arizona based greenhouses to grow industrial hemp seeds and clones.

The two greenhouses (based in Phoenix and Willcox, Arizona, respectively) have a combined total of over 210,000 square feet of arable land that HempWave will dedicate to growing commercial hemp. The purpose of the growing operations with these greenhouses is year-round production of hemp seeds and clones (or “starts”) for use with the company’s aggressive plans for expanding hemp-growing operations throughout the United States.

Item 9.01  Financial Statements and Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 16, 2019

Celexus, Inc.

/s/ Lisa Averbuch
_____________________________

Lisa Averbuch, President

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EXHIBIT INDEX

No.	Exhibits

None.

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